UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2013
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 7.01.	Regulation FD Disclosure.

On June 12, 2013, the Board of Directors of Caterpillar Inc. (the “Company”) declared a quarterly cash dividend of sixty cents ($0.60) per share of Company common stock, payable August 20, 2013 to stockholders of record at the close of business on July 22, 2013. The per share dividend of $0.60 is an increase of eight cents from the previous quarterly dividend of $0.52 per share. On the same date, the Company issued a press release announcing the dividend increase. A copy of the release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits: The following is furnished as an exhibit to this report:
	99.1	Caterpillar Inc. press release dated June 12, 2013

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SIGNATURES

CATERPILLAR INC.

June 12, 2013	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy